Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Reports Second Quarter Results; Experienced Core Deposit Growth and Increased Net Interest Income

Strong Tangible and Regulatory Capital Ratios; Continued Positive Credit Quality Trends

WICHITA, Kansas, July 18, 2023 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $11.5 million and $0.74 earnings per diluted share for the quarter ended June 30, 2023. During the quarter, the Company recognized a $1.3 million loss through a repositioning of $50.6 million of investments into higher-yielding earning assets. When excluding the loss, net income would have been $12.4 million or $0.80 per diluted share.

"Our Company's success in attracting and retaining core customers during the quarter is a testament to the emphasis our community leaders place on building strong relationships with customers, providing exceptional customer service, and partnering with the communities we serve," said Brad S. Elliott, Chairman and CEO, Equity Bancshares, Inc.

Mr. Elliott continued, "We are confident that our strong community presence, healthy financial condition, and strong liquidity and capital will continue to drive profitability and make us an attractive partner for mergers and acquisitions in our region."

Notable Items:

•
Total transaction account deposits increased $29.4 million during the quarter or 3.5% linked quarter annualized while the loan-to-deposit ratio remained stable. Non-wholesale deposits increased $46 million during the quarter as brokered deposits declined $102 million.
•
Net Interest income increased $319 thousand during the second quarter, driven by an increase of $67.7 million in average earnings assets.
•
Cash and cash equivalents remained elevated, comprising 5.5% of Total Assets as management endeavored to maintain on-balance sheet liquidity.
•
Repositioned $50.6 million of investment securities into alternative earning investments, realizing a current period loss of $1.3 million during the quarter, while enhancing current and prospective period net interest margin. The Company calculates the earn-back to be less than 12 months.
•
Equity repurchased $8.2 million of common stock, totaling 349 thousand shares or 2.3% of outstanding shares as of the end of the second quarter.
•
The ratio of non-performing assets to total assets improved 2 basis points linked quarter to 0.3%, and the ratio of Classified Assets to Bank Regulatory Capital decrased to 7.9% from 10.1%.

During the second quarter, Equity announced it has transferred to the New York Stock Exchange (NYSE). The Company's common stock began trading on the NYSE on May 23, 2023. In addition to the transfer to the NYSE, the Company also announced two additions to its executive management team. Rick Sems joined in May as the President of Equity Bank, and Ann Knutson joined in June as the Chief Human Resources Officer.

Financial Results for the Quarter Ended June 30, 2023

Net income allocable to common stockholders was $11.5 million, or $0.74 per diluted share, for the three months ended June 30, 2023, as compared to $12.3 million, or $0.77 per diluted share, for the three months ended March 31, 2023. The decrease during the quarter was primarily driven by a decrease in non-interest income of $1.7 million and an increase in interest expense of $4.8 million, partially offset by an increase in interest income of $5.1 million.

Net Interest Income

Net interest income was $39.4 million for the three months ended June 30, 2023, as compared to $39.1 million for the three months ended March 31, 2023, an increase of $319 thousand, or 0.82%. The yield on interest-earning assets

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increased 31 basis points to 5.25%. The cost of interest-bearing deposits increased by 41 basis points during the quarter, moving from 1.73% at March 31, 2023, to 2.14% at June 30, 2023.

The Company maintained an enhanced liquidity position in response to the first quarter market disruption by adding on-balance sheet cash, resulting in a seven basis point adverse impact to net interest margin due to the increase in average earning assets and negligible impact to net interest income.

Average interest-bearing deposits declined slightly during the quarter and the Company continued to experience compositional shift from noninterest-bearing deposits into interest bearing categories. At June 30, 2023, non-interest bearing deposits declined $33.7 million from March 31, 2023 and $215.9 million from June 30, 2022. The majority of the decline over the last 12 months is primarily due to deposits migrating from non-interest bearing to interest-bearing deposit accounts and the continued spending of excess liquidity from pandemic related governmental support programs.

Provision for Credit Losses

During the three months ended June 30, 2023, there was a provision of $298 thousand compared to a net release of $366 thousand in the previous quarter. The provision for the quarter is the result of slight increases in projected losses over our economic forecast period and realized charge-offs; however, overall we continue to experience positive credit trends. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayments rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. For the three months ended June 30, 2023, we had net charge-offs of $858 thousand as compared to $377 thousand for the three months ended March 31, 2023.

Non-Interest Income

Total non-interest income was $7.0 million for the three months ended June 30, 2023, as compared to $8.6 million for the three months ended March 31, 2023, or a decrease of 19.2%, quarter-over-quarter. The $1.7 million decrease was primarily due to losses on sales of available-for-sale securities of $1.4 million and a decrease in value of bank owned life insurance of $826 thousand.

Non-Interest Expense

Total non-interest expense for the quarter ended June 30, 2023, was $33.1 million as compared to $33.2 million for the quarter ended March 31, 2023, a decrease of $99 thousand.

Income Tax Expense

At June 30, 2023, the effective tax rate for the quarter was 11.5% as compared 17.0% at March 31, 2023. The year-to-date tax rate is 14.5%. The reduction in rate from the first quarter to the second quarter of 2023 is associated with an increase in tax benefits related to the implementation of tax planning initiatives and associated reductions in state income tax expense when taken as a percentage of pre-tax income. These initiatives were anticipated and incorporated in our forecasted full year estimated effective tax rate at March 31, 2023. The impact of recognizing the year to date cumulative effect of these tax initiatives in the second quarter results in a lower tax rate quarter over quarter.

Loans, Total Assets and Funding

Loans held for investment were $3.32 billion at June 30, 2023, decreasing $7.9 million compared to previous quarter. During the quarter, the Company exited its last two remaining shared national credits and some larger loan payoffs were driven by asset sale dispositions by our borrowers. Excluding the impact of PPP loans, balances have increased $105.1 million, or 3.3% year-over-year. Included in the annual growth, is $126.2 million within the commercial and industrial

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and commercial real estate portfolios, or 5.7%. Total assets were $5.09 billion as of June 30, 2023 decreasing $61.8 million or 1.2% from March 31, 2023.

Total deposits were $4.23 billion at June 30, 2023, decreasing $56.0 million from the previous quarter end and decreasing $60.8 million from the same period end in 2022. During the second quarter, the Company reduced its brokered deposits by $102 million; improving the overall mix of the deposit portfolio during the second quarter. Of this balance, non-interest bearing accounts comprise approximately 23.1%. Advances from the FHLB declined $11.2 million to $100 million during the quarter, while borrowings from the Federal Reserve's Bank Term Funding Program remained unchanged from March 31, 2023.

Asset Quality

As of June 30, 2023, Equity’s allowance for credit losses to total loans remained materially consistent at 1.3% as compared to March 31, 2023. Nonperforming assets were $15.7 million as of June 30, 2023, or 0.3% of total assets, compared to $17.1 million at March 31, 2023, or 0.3% of total assets. Non-accrual loans were $15.0 million at June 30, 2023, as compared to $16.6 million at March 31, 2023. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $47.1 million, or 7.9% of regulatory capital, down from $59.9 million, or 10.1% of regulatory capital as of March 31, 2023.

Capital

During the quarter, the Company realized a decrease in both book and tangible capital but realized increases in book and tangible capital per share. The decrease in book and tangible capital is primarily due to dividends declared, costs incurred to repurchase shares and the fair value mark on the investment portfolio outpacing net income for the quarter.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.2%, the total capital to risk-weighted assets was 16.0% and the total leverage ratio was 9.5% at June 30, 2023. At March 31, 2023, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.2%, the total capital to risk-weighted assets ratio was 16.0% and the total leverage ratio was 9.6%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.3%, a ratio of total capital to risk-weighted assets of 15.5% and a total leverage ratio of 10.6% at June 30, 2023. At March 31, 2023, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.4%, the ratio of total capital to risk-weighted assets was 15.7% and the total leverage ratio was 10.8%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we

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believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss first quarter results on Wednesday, July 19, 2023, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until July 26, 2023, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NYSE National, Inc. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could

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cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
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Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•
Table 8. Non-GAAP Financial Measures

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TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Interest and dividend income
Loans, including fees	$52,748	$36,849	$101,129	$73,155
Securities, taxable	5,813	5,584	11,760	10,975
Securities, nontaxable	568	678	1,237	1,333
Federal funds sold and other	2,127	513	3,253	813
Total interest and dividend income	61,256	43,624	117,379	86,276
Interest expense
Deposits	17,204	2,183	31,025	3,905
Federal funds purchased and retail repurchase agreements	192	46	387	79
Federal Home Loan Bank advances	953	176	1,971	185
Federal Reserve Bank borrowings	1,528	—	1,663	—
Subordinated debt	1,950	1,653	3,794	3,252
Total interest expense	21,827	4,058	38,840	7,421

Net interest income	39,429	39,566	78,539	78,855
Provision (reversal) for credit losses	298	824	(68)	412
Net interest income after provision (reversal) for credit losses	39,131	38,742	78,607	78,443
Non-interest income
Service charges and fees	2,653	2,617	5,198	5,139
Debit card income	2,653	2,810	5,207	5,438
Mortgage banking	213	428	301	990
Increase in value of bank-owned life insurance	757	736	2,340	1,601
Net gain on acquisition and branch sales	—	540	—	540
Net gains (losses) from securities transactions	(1,322)	(32)	(1,290)	8
Other	1,996	2,538	3,794	4,943
Total non-interest income	6,950	9,637	15,550	18,659
Non-interest expense
Salaries and employee benefits	15,237	15,383	31,929	30,451
Net occupancy and equipment	2,940	3,007	5,819	6,177
Data processing	4,493	3,642	8,409	7,411
Professional fees	1,645	1,111	3,029	2,282
Advertising and business development	1,249	972	2,408	1,948
Telecommunications	516	442	1,001	912
FDIC insurance	515	260	875	440
Courier and postage	463	489	921	912
Free nationwide ATM cost	524	541	1,049	1,042
Amortization of core deposit intangibles	918	1,111	1,836	2,161
Loan expense	136	207	253	392
Other real estate owned	71	14	190	13
Merger expenses	—	88	—	411
Other	4,423	4,169	8,640	6,343
Total non-interest expense	33,130	31,436	66,359	60,895
Income (loss) before income tax	12,951	16,943	27,798	36,207
Provision for income taxes	1,495	1,684	4,019	5,298
Net income (loss) and net income (loss) allocable to common stockholders	$11,456	$15,259	$23,779	$30,909
Basic earnings (loss) per share	$0.74	$0.95	$1.52	$1.88
Diluted earnings (loss) per share	$0.74	$0.94	$1.51	$1.86
Weighted average common shares	15,468,378	16,206,978	15,662,515	16,428,535
Weighted average diluted common shares	15,554,255	16,413,248	15,789,061	16,639,970

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TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Interest and dividend income
Loans, including fees	$52,748	$48,381	$46,149	$41,555	$36,849
Securities, taxable	5,813	5,947	5,946	5,792	5,584
Securities, nontaxable	568	669	678	687	678
Federal funds sold and other	2,127	1,126	651	514	513
Total interest and dividend income	61,256	56,123	53,424	48,548	43,624
Interest expense
Deposits	17,204	13,821	8,013	4,403	2,183
Federal funds purchased and retail repurchase agreements	192	195	82	71	46
Federal Home Loan Bank advances	953	1,018	1,500	409	176
Federal Reserve Bank borrowings	1,528	135	—	—	—
Subordinated debt	1,950	1,844	1,798	1,721	1,653
Total interest expense	21,827	17,013	11,393	6,604	4,058

Net interest income	39,429	39,110	42,031	41,944	39,566
Provision (reversal) for credit losses	298	(366)	(151)	(136)	824
Net interest income after provision (reversal) for credit losses	39,131	39,476	42,182	42,080	38,742
Non-interest income
Service charges and fees	2,653	2,545	2,705	2,788	2,617
Debit card income	2,653	2,554	2,557	2,682	2,810
Mortgage banking	213	88	116	310	428
Increase in value of bank-owned life insurance	757	1,583	758	754	736
Net gain on acquisition and branch sales	—	—	422	—	540
Net gains (losses) from securities transactions	(1,322)	32	14	(17)	(32)
Other	1,996	1,798	1,757	2,452	2,538
Total non-interest income	6,950	8,600	8,329	8,969	9,637
Non-interest expense
Salaries and employee benefits	15,237	16,692	16,113	15,442	15,383
Net occupancy and equipment	2,940	2,879	2,919	3,127	3,007
Data processing	4,493	3,916	4,334	4,138	3,642
Professional fees	1,645	1,384	1,404	1,265	1,111
Advertising and business development	1,249	1,159	1,903	1,191	972
Telecommunications	516	485	517	487	442
FDIC insurance	515	360	360	340	260
Courier and postage	463	458	533	436	489
Free nationwide ATM cost	524	525	510	551	541
Amortization of core deposit intangibles	918	918	924	957	1,111
Loan expense	136	117	262	174	207
Other real estate owned	71	119	388	188	14
Merger expenses	—	—	68	115	88
Other	4,423	4,217	5,014	3,825	4,169
Total non-interest expense	33,130	33,229	35,249	32,236	31,436
Income (loss) before income tax	12,951	14,847	15,262	18,813	16,943
Provision for income taxes (benefit)	1,495	2,524	3,654	3,642	1,684
Net income (loss) and net income (loss) allocable to common stockholders	$11,456	$12,323	$11,608	$15,171	$15,259
Basic earnings (loss) per share	$0.74	$0.78	$0.73	$0.94	$0.95
Diluted earnings (loss) per share	$0.74	$0.77	$0.72	$0.93	$0.94

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Weighted average common shares	15,468,378	15,858,808	15,948,360	16,056,658	16,206,978
Weighted average diluted common shares	15,554,255	16,028,051	16,204,185	16,273,231	16,413,248

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
ASSETS
Cash and due from banks	$262,604	$249,982	$104,013	$155,039	$103,126
Federal funds sold	15,495	384	415	374	458
Cash and cash equivalents	278,099	250,366	104,428	155,413	103,584
Available-for-sale securities	1,094,748	1,183,247	1,184,390	1,198,962	1,288,180
Held-to-maturity securities	2,216	1,944	1,948	—	—
Loans held for sale	2,456	648	349	1,518	1,714
Loans, net of allowance for credit losses(1)	3,278,126	3,285,515	3,265,701	3,208,524	3,175,208
Other real estate owned, net	4,362	4,171	4,409	10,412	12,969
Premises and equipment, net	106,186	104,789	101,492	100,566	101,212
Bank-owned life insurance	123,451	122,971	123,176	122,418	121,665
Federal Reserve Bank and Federal Home Loan Bank stock	21,129	33,359	21,695	24,428	21,479
Interest receivable	21,360	20,461	20,630	18,497	16,519
Goodwill	53,101	53,101	53,101	53,101	53,101
Core deposit intangibles, net	8,760	9,678	10,596	11,598	12,554
Other	100,889	86,466	89,736	94,978	93,971
Total assets	$5,094,883	$5,156,716	$4,981,651	$5,000,415	$5,002,156
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$978,968	$1,012,671	$1,097,899	$1,217,094	$1,194,863
Total non-interest-bearing deposits	978,968	1,012,671	1,097,899	1,217,094	1,194,863
Demand, savings and money market	2,397,524	2,334,463	2,329,584	2,335,847	2,445,545
Time	854,458	939,799	814,324	673,670	651,363
Total interest-bearing deposits	3,251,982	3,274,262	3,143,908	3,009,517	3,096,908
Total deposits	4,230,950	4,286,933	4,241,807	4,226,611	4,291,771
Federal funds purchased and retail repurchase agreements	44,770	45,098	46,478	47,443	52,750
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	240,000	251,222	138,864	186,001	80,000
Subordinated debt	96,653	96,522	96,392	96,263	96,135
Contractual obligations	29,608	19,372	15,218	15,562	15,813
Interest payable and other liabilities	34,467	32,446	32,834	32,729	37,572
Total liabilities	4,676,448	4,731,593	4,571,593	4,604,609	4,574,041
Commitments and contingent liabilities
Stockholders’ equity
Common stock	207	206	205	204	204
Additional paid-in capital	487,225	486,658	484,989	482,668	480,897
Retained earnings	160,715	150,810	140,095	130,114	116,576
Accumulated other comprehensive income (loss), net of tax	(110,225)	(101,238)	(113,511)	(120,918)	(77,426)
Treasury stock	(119,487)	(111,313)	(101,720)	(96,262)	(92,136)
Total stockholders’ equity	418,435	425,123	410,058	395,806	428,115
Total liabilities and stockholders’ equity	$5,094,883	$5,156,716	$4,981,651	$5,000,415	$5,002,156

(1) Allowance for credit losses	$44,544	$45,103	$45,847	$46,499	$48,238

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TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Loans Held For Investment by Type
Commercial real estate	$1,764,460	$1,746,834	$1,721,269	$1,655,646	$1,643,068
Commercial and industrial	583,664	605,576	594,862	607,722	578,899
Residential real estate	560,389	563,791	570,550	573,431	578,936
Agricultural real estate	202,317	202,274	199,189	200,415	197,938
Agricultural	104,510	106,169	120,003	115,048	124,753
Consumer	107,330	105,974	105,675	102,761	99,852
Total loans held-for-investment	3,322,670	3,330,618	3,311,548	3,255,023	3,223,446
Allowance for credit losses	(44,544)	(45,103)	(45,847)	(46,499)	(48,238)
Net loans held for investment	$3,278,126	$3,285,515	$3,265,701	$3,208,524	$3,175,208

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.34%	1.35%	1.38%	1.43%	1.50%
Past due or nonaccrual loans to total loans	0.78%	0.66%	0.72%	0.94%	0.78%
Nonperforming assets to total assets	0.31%	0.33%	0.37%	0.59%	0.74%
Nonperforming assets to total loans plus other real estate owned	0.47%	0.51%	0.55%	0.91%	1.14%
Classified assets to bank total regulatory capital	7.94%	10.09%	9.98%	11.03%	13.08%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,155,971	$1,185,482	$1,184,452	$1,272,414	$1,319,099
Total gross loans receivable	3,337,497	3,305,681	3,275,284	3,240,998	3,216,853
Interest-earning assets	4,678,744	4,611,019	4,538,177	4,602,568	4,675,967
Total assets	5,064,912	4,994,417	4,930,231	4,988,755	5,067,686
Interest-bearing deposits	3,226,965	3,235,557	3,032,902	3,081,245	3,112,300
Borrowings	385,504	247,932	299,191	221,514	238,062
Total interest-bearing liabilities	3,612,469	3,483,489	3,335,557	3,302,759	3,350,362
Total deposits	4,204,334	4,279,451	4,185,904	4,283,855	4,340,196
Total liabilities	4,640,051	4,573,918	4,531,959	4,552,564	4,630,204
Total stockholders' equity	424,862	420,500	398,270	436,191	437,483
Tangible common equity*	361,409	356,053	332,820	369,746	368,505

Performance ratios
Return on average assets (ROAA) annualized	0.91%	1.00%	0.93%	1.21%	1.21%
Return on average assets before income tax and provision for loan losses*	1.05%	1.18%	1.22%	1.49%	1.41%
Return on average equity (ROAE) annualized	10.82%	11.89%	11.57%	13.80%	13.99%
Return on average equity before income tax and provision for loan losses*	12.51%	13.97%	15.05%	16.99%	16.29%
Return on average tangible common equity (ROATCE) annualized*	13.55%	14.89%	14.74%	17.12%	17.60%
Yield on loans annualized	6.34%	5.94%	5.59%	5.09%	4.59%
Cost of interest-bearing deposits annualized	2.14%	1.73%	1.05%	0.57%	0.28%
Cost of total deposits annualized	1.64%	1.31%	0.76%	0.41%	0.20%
Net interest margin annualized	3.38%	3.44%	3.67%	3.62%	3.39%
Efficiency ratio*	69.44%	70.00%	70.47%	63.07%	64.38%
Non-interest income / average assets	0.55%	0.74%	0.67%	0.71%	0.76%
Non-interest expense / average assets	2.62%	2.74%	2.84%	2.56%	2.49%

Capital Ratios
Tier 1 Leverage Ratio	9.54%	9.60%	9.61%	9.46%	9.11%
Common Equity Tier 1 Capital Ratio	12.23%	12.21%	12.26%	12.15%	12.08%

Equity Bancshares, Inc.

PRESS RELEASE

Tier 1 Risk Based Capital Ratio	12.84%	12.83%	12.88%	12.77%	12.71%
Total Risk Based Capital Ratio	15.96%	15.98%	16.08%	15.99%	15.97%
Total stockholders' equity to total assets	8.21%	8.24%	8.23%	7.92%	8.56%
Tangible common equity to tangible assets*	7.06%	7.09%	7.02%	6.68%	7.32%
Dividend payout ratio	13.53%	10.49%	14.01%	10.78%	8.61%
Book value per common share	$27.18	$27.03	$25.74	$24.71	$26.58
Tangible book value per common share*	$23.08	$22.96	$21.67	$20.59	$22.42
Tangible book value per diluted common share*	$22.98	$22.83	$21.35	$20.33	$22.17

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GGAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For six months ended			For six months ended
	June 30, 2023			June 30, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$584,081	$20,519	7.08%	$581,880	$15,244	5.28%
Commercial real estate	1,324,010	40,987	6.24%	1,200,212	27,972	4.70%
Real estate construction	434,793	14,926	6.92%	363,542	7,596	4.21%
Residential real estate	568,710	11,848	4.20%	615,035	10,872	3.56%
Agricultural real estate	202,742	6,501	6.47%	202,091	5,306	5.29%
Agricultural	100,795	3,183	6.37%	142,210	3,849	5.46%
Consumer	106,546	3,165	5.99%	101,409	2,316	4.60%
Total loans	3,321,677	101,129	6.14%	3,206,379	73,155	4.60%
Securities
Taxable securities	1,076,108	11,760	2.20%	1,248,178	10,975	1.77%
Nontaxable securities	94,538	1,237	2.64%	109,866	1,333	2.45%
Total securities	1,170,646	12,997	2.24%	1,358,044	12,308	1.83%
Federal funds sold and other	152,747	3,253	4.29%	131,148	813	1.25%
Total interest-earning assets	$4,645,070	117,379	5.10%	$4,695,571	86,276	3.71%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,336,791	18,957	1.64%	$2,507,707	2,342	0.19%
Time deposits	894,446	12,068	2.72%	630,189	1,563	0.50%
Total interest-bearing deposits	3,231,237	31,025	1.94%	3,137,896	3,905	0.25%
FHLB advances	95,497	1,971	4.16%	45,299	185	0.82%
Other borrowings	221,601	5,844	5.32%	153,995	3,331	4.36%
Total interest-bearing liabilities	$3,548,335	38,840	2.21%	$3,337,190	7,421	0.45%

Net interest income		$78,539			$78,855
Interest rate spread			2.89%			3.26%

Net interest margin (2)			3.41%			3.39%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	June 30, 2023			June 30, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$590,634	$10,885	7.39%	$588,126	$7,483	5.10%
Commercial real estate	1,303,520	20,875	6.42%	1,210,185	14,521	4.81%
Real estate construction	465,231	8,231	7.10%	384,317	4,297	4.48%
Residential real estate	567,297	6,048	4.28%	597,680	5,206	3.49%
Agricultural real estate	202,584	3,387	6.71%	202,038	2,643	5.25%
Agricultural	101,333	1,704	6.74%	134,826	1,533	4.56%
Consumer	106,898	1,618	6.07%	99,680	1,166	4.69%
Total loans	3,337,497	52,748	6.34%	3,216,852	36,849	4.59%
Securities
Taxable securities	1,068,653	5,813	2.18%	1,210,828	5,584	1.85%
Nontaxable securities	87,318	568	2.61%	108,271	678	2.51%
Total securities	1,155,971	6,381	2.21%	1,319,099	6,262	1.90%
Federal funds sold and other	185,276	2,127	4.61%	140,016	513	1.47%
Total interest-earning assets	$4,678,744	61,256	5.25%	$4,675,967	43,624	3.74%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,323,685	10,503	1.81%	$2,481,602	1,346	0.22%
Time deposits	903,280	6,701	2.98%	630,698	837	0.53%
Total interest-bearing deposits	3,226,965	17,204	2.14%	3,112,300	2,183	0.28%
FHLB advances	101,845	952	3.75%	80,266	176	0.88%
Other borrowings	283,659	3,671	5.19%	157,796	1,699	4.32%
Total interest-bearing liabilities	$3,612,469	21,827	2.42%	$3,350,362	4,058	0.49%

Net interest income		$39,429			$39,566
Interest rate spread			2.83%			3.25%

Net interest margin (2)			3.38%			3.39%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	June 30, 2023			March 31, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$590,634	$10,885	7.39%	$577,452	$9,634	6.77%
Commercial real estate	1,303,520	20,875	6.42%	1,344,727	20,112	6.07%
Real estate construction	465,231	8,231	7.10%	404,016	6,695	6.72%
Residential real estate	567,297	6,048	4.28%	570,139	5,802	4.13%
Agricultural real estate	202,584	3,387	6.71%	202,901	3,114	6.22%
Agricultural	101,333	1,704	6.74%	100,251	1,478	5.98%
Consumer	106,898	1,618	6.07%	106,195	1,546	5.91%
Total loans	3,337,497	52,748	6.34%	3,305,681	48,381	5.94%
Securities
Taxable securities	1,068,653	5,813	2.18%	1,083,645	5,947	2.23%
Nontaxable securities	87,318	568	2.61%	101,837	669	2.67%
Total securities	1,155,971	6,381	2.21%	1,185,482	6,616	2.26%
Federal funds sold and other	185,276	2,127	4.61%	119,856	1,126	3.81%
Total interest-earning assets	$4,678,744	61,256	5.25%	$4,611,019	56,123	4.94%
Interest-bearing liabilities
Demand savings and money market deposits	$2,323,685	10,503	1.81%	$2,350,042	8,453	1.46%
Time deposits	903,280	6,701	2.98%	885,515	5,368	2.46%
Total interest-bearing deposits	3,226,965	17,204	2.14%	3,235,557	13,821	1.73%
FHLB advances	101,845	952	3.75%	89,078	1,018	4.64%
Other borrowings	283,659	3,671	5.19%	158,854	2,174	5.55%
Total interest-bearing liabilities	$3,612,469	21,827	2.42%	$3,483,489	17,013	1.98%

Net interest income		$39,429			$39,110
Interest rate spread			2.83%			2.96%

Net interest margin (2)			3.38%			3.44%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

Total stockholders' equity	$418,435	$425,123	$410,058	$395,806	$428,115
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	8,760	9,678	10,596	11,598	12,554
Less: mortgage servicing rights, net	126	151	176	201	226
Less: naming rights, net	1,022	1,033	1,044	1,054	1,065
Tangible common equity	$355,426	$361,160	$345,141	$329,852	$361,169
Common shares outstanding at period end	15,396,739	15,730,257	15,930,112	16,017,834	16,106,818
Diluted common shares outstanding at period end	15,468,319	15,822,536	16,163,253	16,225,591	16,289,635
Book value per common share	$27.18	$27.03	$25.74	$24.71	$26.58
Tangible book value per common share	$23.08	$22.96	$21.67	$20.59	$22.42
Tangible book value per diluted common share	$22.98	$22.83	$21.35	$20.33	$22.17

Total assets	$5,094,883	$5,156,716	$4,981,651	$5,000,415	$5,002,156
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	8,760	9,678	10,596	11,598	12,554
Less: mortgage servicing rights, net	126	151	176	201	226
Less: naming rights, net	1,022	1,033	1,044	1,054	1,065
Tangible assets	$5,031,874	$5,092,753	$4,916,734	$4,934,461	$4,935,210
Total stockholders' equity to total assets	8.21%	8.24%	8.23%	7.92%	8.56%
Tangible common equity to tangible assets	7.06%	7.09%	7.02%	6.68%	7.32%

Total average stockholders' equity	$424,862	$420,500	$398,270	$436,191	$437,483
Less: average intangible assets	63,453	64,447	65,450	66,445	68,978
Average tangible common equity	$361,409	$356,053	$332,820	$369,746	$368,505
Net income (loss) allocable to common stockholders	$11,456	$12,323	$11,608	$15,171	$15,259
Add: amortization of intangible assets	954	954	961	992	1,148
Less: tax effect of intangible assets amortization	200	200	202	208	241
Adjusted net income (loss) allocable to common stockholders	$12,210	$13,077	$12,367	$15,955	$16,166
Return on total average stockholders' equity (ROAE) annualized	10.82%	11.89%	11.56%	13.80%	13.99%
Return on average tangible common equity (ROATCE) annualized	13.55%	14.89%	14.74%	17.12%	17.60%

Non-interest expense	$33,130	$33,229	$35,248	$32,236	$31,436
Less: loss on debt extinguishment	—	—	—	—	—
Less: merger expense	—	—	68	115	88
Adjusted non-interest expense	$33,130	$33,229	$35,180	$32,121	$31,348
Net interest income	$39,429	$39,110	$42,031	$41,944	$39,566
Non-interest income	6,950	8,600	8,330	8,969	9,637
Less: net gain on acquisition and branch sales	—	—	422	—	540
Less: net gains (losses) from securities transactions	(1,322)	32	14	(17)	(32)
Adjusted non-interest income	$8,272	$8,568	$7,894	$8,986	$9,129
Net interest income plus adjusted non-interest income	$47,701	$47,678	$49,925	$50,930	$48,695
Non-interest expense to net interest income plus non-interest income	71.43%	69.65%	69.99%	63.32%	63.89%
Efficiency ratio	69.45%	69.69%	70.47%	63.07%	64.38%
Net income (loss) allocable to common stockholders	$11,456	$12,323	$11,608	$15,171	$15,259
Add: income tax provision	1,495	2,524	3,654	3,642	1,684
Add: provision (reversal) of credit losses	298	(366)	(151)	(136)	824

Equity Bancshares, Inc.

PRESS RELEASE

Pre-tax, pre-provision income	$13,249	$14,481	$15,111	$18,677	$17,767
Total average assets	$5,064,912	$4,994,417	$4,930,231	$4,988,755	$5,067,687
Total average stockholders' equity	$424,862	$420,500	$398,270	$436,191	$437,483
Return on average assets (ROAA) annualized	0.91%	1.00%	0.93%	1.21%	1.21%
Adjusted return on average assets	1.05%	1.18%	1.22%	1.49%	1.41%
Adjusted return on average equity	12.51%	13.97%	15.05%	16.99%	16.29%